UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2011

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

On November 16, 2011, RealNetworks, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the following four proposals with the voting results described below.

Proposal 1 – Election of Directors

The following nominees were elected as Class 2 directors, each to serve for a three-year term, by the vote set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Janice Roberts	24,254,999	1,758,420	4,912,882
Michael B. Slade	24,848,305	1,165,114	4,912,882

Proposal 2 – Advisory Vote on Executive Compensation

Proposal 2 was an advisory vote regarding the compensation of the Company’s named executive officers, as described in the proxy statement relating to the Annual Meeting. Proposal 2 was approved by the vote set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,296,146	6,547,737	169,536	4,912,882

Proposal 3 – Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

Proposal 3 was an advisory vote on the frequency of future advisory vote on executive compensation. The shareholders approved every “one year,” by the vote set forth below.

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
24,557,051	17,757	1,266,188	172,423	4,912,882

Proposal 4 – Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

Proposal 4 was the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Proposal 4 was approved by the vote set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
30,204,768	658,210	63,323	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

November 21, 2011	By:	/s/ Tracy D. Daw

Name: Tracy D. Daw
Title: Chief Legal Officer and Corporate Secretary